Exhibit 99.1

Banzai Announces Reverse Split

SEATTLE – July 3, 2025 – Banzai International, Inc. (NASDAQ: BNZI) (“Banzai” or the “Company”), a leading marketing technology company that provides essential marketing and sales solutions, today announced that effective at market open on July 8, 2025, the Company will effect a one-for-ten (1 for 10) reverse stock split of its outstanding Class A Common Stock and Class B Common Stock (together with the Class A Common Stock, the “Common Stock”).

The reverse stock split is primarily intended to increase the per share price of Banzai’s Class A Common Stock and maintain compliance with the Nasdaq Minimum Bid Price Requirement. The Company’s Class A Common Stock will continue to trade under the symbol “BNZI”. Upon the effectiveness of the reverse stock split, every ten shares of issued and outstanding Common Stock before the open of business on July 8, 2025, will be combined into one issued and outstanding share of common stock, with no change in par value per share. The Company’s Class A Common Stock will open for trading on Nasdaq on July 8, 2025, on a post-split basis but will trade under a new CUSIP Number, 06682J407.

Prior to the reverse stock split, there were 22,374,739 shares of Class A Common Stock and 2,311,134 shares of Class B Common Stock outstanding. The number of issued and outstanding shares of Common Stock after the reverse stock split would be approximately 2,237,474 and 231,113 shares of Class A Common Stock and Class B Common Stock, respectively. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would result from the reverse stock split will be rounded up to the nearest whole share.

The reverse stock split will affect all issued and outstanding shares of the Company’s Common Stock, as well as the number of shares of Common Stock available for issuance under the Company’s stock options and warrants. In addition, the reverse stock split will reduce the number of shares of Common Stock issuable upon the exercise of stock options and warrants outstanding immediately prior to the reverse split and correspondingly increase the respective aggregate exercise prices. The reverse stock split will affect all holders of Common Stock uniformly and will not alter any shareholder’s percentage interest in the Company’s Common Stock, except to the extent that the reverse stock split results in some shareholders experiencing an adjustment of a fractional share as described above.

Shareholders holding share certificates will receive information from Continental Stock Transfer & Trust Company, the Company’s transfer agent, regarding the process for exchanging their shares of common stock. Shareholders with questions may contact our transfer agent by calling 800-509-5586.

About Banzai

Banzai is a marketing technology company that provides AI-enabled marketing and sales solutions for businesses of all sizes. On a mission to help their customers grow, Banzai enables companies of all sizes to target, engage, and measure both new and existing customers more effectively. Banzai has over 90,000 customers including RBC, Dell Technologies, New York Life, Thermo Fisher Scientific, Thinkific, and ActiveCampaign. Learn more at www.banzai.io. For investors, please visit https://ir.banzai.io.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often use words such as “believe,” “may,” “will,” “estimate,” “target,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “propose,” “plan,” “project,” “forecast,” “predict,” “potential,” “seek,” “future,” “outlook,” and similar variations and expressions. Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding Banzai International, Inc.’s (the “Company’s”): future financial, business and operating performance and goals; annualized recurring revenue and customer retention; ongoing, future or ability to maintain or improve its financial position, cash flows, and liquidity and its expected financial needs; potential financing and ability to obtain financing; acquisition strategy and proposed acquisitions and, if completed, their potential success and financial contributions; strategy and strategic goals, including being able to capitalize on opportunities; expectations relating to the Company’s industry, outlook and market trends; total addressable market and serviceable addressable market and related projections; plans, strategies and expectations for retaining existing or acquiring new customers, increasing revenue and executing growth initiatives; and product areas of focus and additional products that may be sold in the future. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Factors that may cause actual results to differ materially include changes in the markets in which the Company operates, customer demand, the financial markets, economic, business and regulatory and other factors, such as the Company’s ability to execute on its strategy. More detailed information about risk factors can be found in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and in other reports filed by the Company, including reports on Form 8-K. The Company does not undertake any duty to update forward-looking statements after the date of this press release.

Investor Relations

Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
BNZI@mzgroup.us
www.mzgroup.us

Media

Nancy Norton
Chief Legal Officer, Banzai
media@banzai.io